UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

Knowles Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36102	90-1002689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1511 Maplewood Drive, Itasca, IL
(Address of Principal Executive Offices)

60143
(Zip Code)
Registrant's telephone number, including area code: (630) 250-5100
N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 12, 2020, Knowles Corporation (the "Company") committed to a restructuring plan related to its Intelligent Audio product line, which will result in a reduction in workforce and the refocusing of certain research and development activities. This decision follows the Company's previous communication that it would reduce the allocation of resources to this product line as a component of its overall cost reduction measures, which are expected to reduce the Company's quarterly operating expenses to a run rate of $42 million to $44 million by the end of the current fiscal year.

The Company expects to incur cash restructuring charges totaling approximately $5.5 million to $7.5 million, consisting primarily of severance benefits (approximately $3.5 million) and contract termination costs (between $2 million and $4 million). The restructuring plan is expected to be materially completed by July 2020, with a substantial portion of the charges expected to be incurred in the second quarter of 2020. The actual timing and costs of the plan may differ from the Company's current expectations and estimates. In addition, based on a review of demand, the Company expects to write-off approximately $3 million in inventory related to certain Intelligent Audio products in the second quarter of 2020.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements relating to the expected impact of the Company's restructuring plan, including estimates of timing and amounts of restructuring charges. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this Current Report on Form 8-K are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements, including risks relating to the timing and execution of the restructuring plan; estimates and assumptions related to the cost of severance benefits, modifying or terminating real estate lease obligations or other contracts, and other associated costs; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date: June 15, 2020	By: /s/ Robert J. Perna
Robert J. Perna
Senior Vice President, General Counsel & Secretary